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                                                                    EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           CONTANGO OIL & GAS COMPANY

                                   ARTICLE I

                            Meetings of Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders of this Company, for the purpose of fixing or changing the number of directors of the Company, electing directors and transacting such other business as may come before the meeting, shall be held within 180 days of the Company's fiscal year, on such date, at such time and at such place as may be designated by the Board of Directors.

         Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the president or a vice-president or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-half of all the shares outstanding and entitled to vote thereat.

         Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Company, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

         Section 4. Notices o Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose of purposes thereof shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his or her address as the same appears on the records of the Company. If a meeting is adjourned to another time and place, notice as to such adjourned meeting shall be reissued and shall meet the requirements otherwise set forth in this Section 4. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law for the determination of the shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose permitted by law.

         Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder.

         Section 6. Determination of Stockholders of Record.

         (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in

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advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         (b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 7. Quorum. At any meeting of shareholders, the holders of a majority in amount of the shares of the Company then outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for such meeting but no action required by law, the Articles of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class, or of each class, may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting in person or by proxy may adjourn such meeting from time to time, and at such adjourned meeting any business may be transacted as if the meeting had been held as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice shall be given in accordance with Section 4 hereof. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

         Section 8. Organization. At each meeting of the shareholders, the president, or, in the absence of the president, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, if the secretary of the Company not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

         Section 9. Shareholders Entitled to Vote. (a)Unless otherwise provided in the Articles of Incorporation, every shareholder of record shall be entitled at each meeting of shareholders to one vote for each share standing in his name on the books of the Company.

         (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (included pledged shares) shall be cast only by that individual or such individual's duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast




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votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.

         (c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

         (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

         (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

         (f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

                (i) If only one person votes, the vote of such person binds all.

                (ii) If more than one person casts votes, the act of the majority so voting binds all.

                (iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

         (g) If a quorum is present, unless the Articles of Incorporation provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless


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voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of a least a majority of the voting power of each such class shall be required.

         Section 10. Shareholder Voting. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Such election may be by ballot or viva voce, as the shareholders may determine. All other questions shall be determined by a majority vote of the shares entitled to vote and represented at the meeting in person or by proxy, unless for any particular purpose the vote of a greater proportion of the shares, or of any particular class of shares, or of each class, is otherwise required by law, the Articles of Incorporation or these Bylaws.

         Section 11. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of six (6) months after the date of its execution, unless coupled with an interest of the shareholder executing it shall have specified therein the length of time it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

         Section 12. Order of Business and Procedure. The order of business at all meetings of the shareholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote of the shareholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all shareholders, but it shall not be necessary to follow any manual of parliamentary procedure.

         Section 13. Business to be Conducted at Meeting. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors,
(b) brought before the meeting by or at the direction of the board of directors,
(c) properly brought before an annual meeting by a stockholder, or (d) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the meeting by a stockholder who is a stockholder of record at the time of serving of the notice pursuant to Section 4, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 13. For business to be properly brought before a meeting by a stockholder pursuant to the preceding clauses (c) or (d), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the corporation not less than thirty-five (35) days prior to the meeting; provided, however, that in the event less than forty-five (45) days, notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the fifth (5th) day following the day on which


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such notice of the date of the meeting was mailed or such disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf of the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 13. Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein.

                                   ARTICLE II

                               Board of Directors

         Section 1. General Powers of Board. The powers of the Company shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Nevada or in the Articles of Incorporat1on.

         Section 2. Number and Qualification. The number of directors of the Company, none of whom need be shareholders or residents of Nevada, shall be at least three (3) and not more than seven (7). Subject to the foregoing limitations, without amendment of these Bylaws, the number of directors may be fixed or changed by resolution adopted by the vote of the majority of directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for that purpose; but no reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 3. Nomination of Directors. Nominations for the election of directors may be made by the board of directors, by a committee appointed by the board of directors, or by any stockholder of record at the time of giving of notice as provided for herein. However, any stockholder entitled to vote in the election of directors as provided herein may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been timely delivered to or mailed and received by the secretary of the corporation. Such notice shall include (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder and also which are owned of record by such stockholder; (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (y) the name and address of such person and (z) the class and number of shares of the Company which are beneficially owned by such person;
(iv) a description of all arrangements or understandings between the


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stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the written consent of each nominee to serve as a director of the corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 4. Term of Office. Unless he shall earlier resign, be removed as hereinafter provided, die, or be adjudged mentally incompetent, each director shall hold office until the sine die adjournment of the annual meeting of shareholders for the election of directors next succeeding his election, or the taking by the shareholders of an action in writing in lieu of such meeting, or, if for any reason the election of directors shall not be held at such annual meeting or any adjournment thereof, until the sine die election of directors held thereafter as provided for in Section 1 of Article I of these Bylaws, or the taking by the shareholders of an action in writing in lieu of such meeting, and until his successor is elected and qualified.

         Section 5. Removal. Any director may be removed without cause at any special meeting of shareholders called for such purpose by the vote of the holders of sixty-six and two-thirds (66 2/3%) of the voting power entitling them to elect directors in place of those to be removed, voting as a single class. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fulfill the unexpired term of any director removed shall be deemed to create a vacancy in the Board. The terms of this Section 5 are subject to any contractual provisions binding on the Company from time to time, and such contractual provisions shall control to the extent they conflict with the terms hereof.

         Section 6. Resignations. Any director of the company may resign at any time by giving written notice to the president or the secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 7. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors, even though they be less than a quorum of the entire number of directors constituting a full Board, until an election to fill such vacancies is had. Within the meaning of this Section, a vacancy exists if the board of directors increases the authorized number of directors or if the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or if the shareholders fail at any time to elect the whole authorized number of directors. Any director elected under the provisions of this Section 6 shall serve until the next annual election of directors and until their successors are elected and qualified.



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         Section 8. Meetings. (a) The directors shall hold such meetings from time to time as they may deem necessary and such meetings as may from time to time be called by the president or the chairman of the board. Meetings shall be held at the principal office of the Company or at such other place within or without the State of Nevada as the president or a majority of the directors may determine. A regular meeting of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of shareholders. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Company for the ensuing year, and may transact any other business.

                    (b) Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participating in a meeting pursuant to this Section 8(b) constitutes presence in person at the meeting.

         Section 9. Notice of Meetings. Notice of each special meeting or, where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed, telegraphed or given personally or by telephone on at least the third day prior to the date of the meeting. Such notice shall specify the date and time of the meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or person entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

         Section 10. Quorum and Voting. At all meetings of the directors fifty percent of all of the authorized directors of the company shall constitute a quorum, but less than fifty percent of the authorized directors may adjourn a meeting of the directors from time to time, and at adjourned meetings any business may be transacted as if the meeting had been held as originally called. The act of a majority of Directors present at any meeting at which there is a quorum shall be the at of the Board of Directors, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

         Section 11. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.



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         Section 12. Compensation. Directors shall be entitled to receive for services and expenses such reasonable compensation as the Board of Directors may determine by affirmative vote of a majority of those directors in office. The Board of Directors may also delegate its authority to establish reasonable compensation for directors to one or more officers or directors by an affirmative vote of a majority of those directors in office. Any vote taken by the Board of Directors with respect to director compensation shall be effective irrespective of the financial or personal interest of any of the directors involved.

         Powers and Duties. (a) Except as otherwise restricted in the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

         (b) The Board of Directors may present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at an annual meeting or a special meeting of the stockholders shall so present, a full and clear report of the condition of the corporation.

         (c) The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

         (d) The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the board of directors, any such committee shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.



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                                  ARTICLE III

                                    Officers

         Section 1. General Provisions. The officers of the Company shall be a president, such number of vice-presidents as the Board may from time to time determine, a secretary, a treasurer and such other officers as the directors may elect. The Company may also have, at the discretion of the Board of Directors, a Chairman of the Board or Vice Chairman who shall have the duties prescribed by the Board of Directors. Except as specifically provided in these Bylaws, the directors shall determine the duties and term of each of the officers of the Company and shall be responsible for the designation of the Company's chief executive officer. Officers need not be shareholders of the Company and may be paid such compensation as the Board of Directors may determine. Any person may hold any two or more officers and perform the duties thereof. If one person is chosen to hold the offices of secretary and treasurer, he shall be known as secretary-treasurer if one person be elected to both of these offices.

         Section 2. Election, Term of Office, and Qualification. The officers of the Company named in Section 1 of this Article III shall be elected by a majority of the Board of Directors present and constituting a quorum for an indeterminate term and shall hold office during the pleasure of the Board of Directors. The qualifications of all officers shall be such as the Board of Directors may see fit to impose.

         Section 3. Additional Officers, Agents, etc. In addition to the officers mentioned in Section I of this Article III, the Company may have such other officers, committees, agents, and factors as the Board of Directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, agents or factors. In the absence of any officer of the Company, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

         Section 4. Removal. Any officer of the Company may be removed either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting of the Board, the notices (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer of committee to which the Board shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the president, or to the secretary of the Company. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

                                   ARTICLE IV

                             Duties of the Officers

         Section 1. The President. The president shall manage and have general supervision over the business of the Company and over its several officers, subject, however, to the control of the Board of Directors. He shall, if present, preside at all meetings of shareholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to the notice of the Board. He may sign with the secretary, the treasurer, or any other proper officer of the company thereunto authorized by the Board of Directors, certificates for share in the Company. He may sign, execute and deliver in the name of the Company all deeds, mortgages, bonds, contracts, or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary conduct of the Company's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed by some other officer or affixed to any instrument requiring the same; and, in general, perform all duties as from time to time may be assigned to him by the Board of Directors. In case the president for any reason shall be unable to attend to any of his duties, such duties may be performed by a vice-president of the Company.

         Section 2. Vice-Presidents. The vice-presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president (or in his or her absence or disability, the vice-president designated by the Board) shall perform all the powers of the president. The authority of vice-presidents to sign in the name of the Company all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the president.

         Section 3. The Treasurer. The treasurer shall:

         (a) Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, and all other indicia of title in the Company and valuable effects of the Company; receive and give receipts for moneys due and payable to the name of the Company in such banks, trust companies, or other depositories as shall be selected by or pursuant to the directions of the Board of Directors; cause such funds to be discharged by checks or drafts on the authorized depositories of the Company, signed as the Board of Directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys to be disbursed;



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         (b) Have the right to require from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company from the officers or agents transacting the same;

         (c) Keep or cause to be kept at the principal office or such other office or offices of the Company as the Board of Directors shall from time to time designate correct records of the business and transactions of the Company and exhibit such records to any of the directors of the Company upon application at such office;

         (d) Have charge of the audit and statistical departments of the Company;

         (e) Render to the president or the Board of Directors whenever they shall require him so to do an account of the financial condition of the company and of all his transactions as treasurer and as soon as practicable after the close of each fiscal year, make and submit to the Board of Directors a like report for such fiscal year; and

         (f) Exhibit at all reasonable times his cash books and other records to any of the directors of the Company upon application.

         Section 4. The Secretary. The secretary shall:

         (a) Keep the minutes of all meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose;

         (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

         (c) Be custodian of the corporate records and, if one is provided, of the seal of the Company, and see that such seal is affixed to all certificates for shares prior to the issue thereof and to all other documents to which the seal is required to be affixed and the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these Bylaws;

         (d) Have charge, directly or through such transfer agent or transfer agents and registrar or registrars as the Board of Directors shall appoint, of the issue, transfer and registration of certificates for shares in the Company and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the Company issued and outstanding, the manner in which and time when such stock was paid for, the names and addresses of the holders of record thereof, the number of classes of shares held by each, and the time when each became such holder of record;

         (e) Exhibit at all reasonable times to any directors, upon application, the aforesaid records of the issue, transfer, and registration of such certificates;

         (f) Sign (or see that the treasurer or other proper officer of the Company thereunto authorized by the Board of Directors shall sign), with the president or vice-president, certificates for shares in the Company;

         (g) See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed; and

         (h) In general, perform all duties incident to the office of secretary, he shall perform such duties as are conferred upon him by the officers of the Company, or the Board of Directors, and in the absence or the inability of the secretary to act, shall perform all the duties of the secretary and when so acting shall have all the powers of the secretary.

         In the event the Board of Directors shall elect an assistant secretary, he shall perform such duties as are conferred upon him by the officers of the Company, or the Board of Directors, and in the absence or inability of the secretary to act, shall perform all the duties of the secretary and when so acting shall have all the powers of the secretary.

                                   ARTICLE V

                    Indemnification of Directors and Officers

         Section 1. Indemnification and Insurance

         (a) Indemnification of Directors and Officers.

             (i) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

             (ii) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

             (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

         (b) Indemnification of Employees and Other Persons.

         The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

         (c) Non-Exclusivity of Rights.

         The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

         (d) Insurance.

         The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

         (e) Other Financial Arrangements.

         The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

         (f) Other Matters Relating to Insurance or Financial Arrangements.

         Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud:

             (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

             (ii)  the insurance or other financial arrangement:

                   (A) is not void or voidable; and

                   (B) does not subject any director approving it to personal liability for his action,
even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         Section 2. Amendment. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the stockholders as set forth in Article VI hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

         Section 3. Changes in Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that
(a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   ARTICLE VI

                               Amendment of Bylaws

         Section 1. Amendment or Repeal. These Bylaws may be amended or added to, or repealed and superseded by new Bylaws, at any annual or special meeting of shareholders in the notice (or waivers of notice) of which the intention to consider such amendment, addition, or repeal is stated, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all the then outstanding shares of capital stock entitled to vote including those provisions relating to the number of directors, the filling of vacancies on the Board of Directors, the prohibition of shareholder action without a meeting, the indemnification of directors, officers and others, the limitation of liability of the directors and the super majority voting requirements of the Bylaws. These Bylaws may also be amended by the affirmative vote of at least two-thirds of the members of the Board of Directors.

         Section 2. Additional Bylaws. Additional bylaws not inconsistent herewith may be adopted by a majority of the board of directors. Any bylaws so adopted shall be subject to alteration, amendment or repeal in accordance with
Section 8.01 of these Bylaws.

                                  ARTICLE VII

                            Shares and Their Transfer

         Section 1. Certificate for Shares. Every owner of one or more shares in the Company shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of paid-up shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the president or vice-president and by the secretary, or any other proper officer of the Company thereunto authorized by the Board of Directors, or the treasurer, and the seal of the Company, if any, may be affixed thereto. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates until such existing certificates shall have been so cancelled, except in cases provided for in Section 2 of this Article.

         Section 2. Lost, Destroyed and Mutilated Certificates. If any certificates for shares in this Company become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the Company shall immediately notify the Company if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Company against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Nevada in such case made and proved.

         Section 3. Transfers of Shares. Transfers of shares in the Company shall be made only on the books of the Company by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the Company shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Company.

         Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares in the Company. It may appoint one or more transfer agents or one or more registrars or both, and may require all certificates for shares to bear the signature of either or both.

                                  ARTICLE VIII

                                  Distributions

         Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided herein, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than five (5) days prior to the date of such distribution.

                                   ARTICLE IX

                  Records; Reports; Seal, And Financial Matters

         Section 1. Records. All original records of the corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

         Section 2. Directors' and Officers' Right of Inspection. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the corporation's books, records, and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

         Section 3. Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

         Section 4. Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

         Section 5. Reserves. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.


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                                   ARTICLE X

                  Depositories, Contracts and Other Instruments

         Section 1. Depositories. The president and any vice-president of the Company are each authorized to designate depositories for the funds of the Company deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors or by the president, or any vice-president of the Company, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the Company setting forth the fact of such designation and of the appointment of the officers of the Company or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

         Section 2. Execution of Instruments Generally. Except as provided in Section l of this Article IX, all contracts and other instruments requiring execution by the Company may be executed and delivered by the president or any vice-president and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Company may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.





                                       17